UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2012

ONYX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28298	94-3154463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

249 East Grand Avenue

South San Francisco, California 94080

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 266-2500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
Signatures
EXHIBIT INDEX
EX-10.19

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

2012 Annual Salaries, 2011 Fiscal Year Cash Bonuses and Equity Compensation Awards

On February 2, 2012 and February 7, 2012, the Board of Directors of Onyx Pharmaceuticals, Inc. (“Onyx”), on the recommendation of the Compensation Committee (the “Committee”), approved the 2012 annual salaries (effective retroactively to January 1, 2012), 2011 fiscal year cash bonuses and 2012 equity compensation awards for Onyx’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”)). The Committee annually evaluates the performance, and determines the compensation of Onyx’s executive officers based on the Committee’s assessment of the individual’s performance, corporate performance and relative compensation for competitive positions in similar publicly-traded biopharmaceutical companies. The named executive officers’ salaries may be changed, and new equity awards may be awarded, at any time at the discretion of the Committee or the Board of Directors. The 2012 annual salaries, 2011 fiscal year cash bonuses and 2012 equity compensation awards for the named executive officers are set forth in Exhibit 10.19 hereto and are incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Number	Description

10.19	Base Salaries for Fiscal Year 2012, Cash Bonuses for Fiscal Year 2011 and 2012 Equity Compensation Awards for Certain Named Executive Officers.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2012	ONYX PHARMACEUTICALS, INC.

	By:	/s/ Matthew K. Fust
Matthew K. Fust
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

10.19	Base Salaries for Fiscal Year 2012, Cash Bonuses for Fiscal Year 2011 and 2012 Equity Compensation Awards for Certain Named Executive Officers.